UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

Clear Skies Solar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53105	30-0401535
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Country Road, Suite 610 Mineola, NY	11501-4241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 282-7652

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 14, 2009, the Company entered into Subscription Agreements (the “Subscription Agreements”) by and among the Company and the subscribers executing the Subscription Agreements (the “Subscribers”).  The Subscription Agreements provide for the sale by the Company of 8,003,662 shares of its Common Stock, par value $.001, for which the Company received $720,329.

The foregoing is not a complete summary of the terms of the private placement described in this Item 1.01 and reference is made to the complete text of the Subscription Agreements attached hereto as Exhibits 10.1.

Item 3.02  Unregistered Sales of Equity Securities.

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on October 14, 2009, the Company sold 8,003,662 shares of the Company’s Common Stock pursuant to the Subscription Agreements to 29 individual and corporate accredited investors, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The shares were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemptions from registration afforded by Sections 4(2) and 4(6) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 20, 2009

CLEAR SKIES SOLAR, INC.

By:	/s/ Ezra Green
Ezra Green
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Subscription Agreement